UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 20, 2006
COUNTRYWIDE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8422 (Commission File Number)	13-2641992 (IRS Employer Identification No.)

4500 Park Granada, Calabasas, CA (Address of principal executive offices)	91302 (Zip Code)
Registrant’s telephone number, including area code: (818) 225-3000
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On October 20, 2006, Countrywide Financial Corporation (the “Company”) and Angelo R. Mozilo, Chairman of the Board and Chief Executive Officer of the Company, reached an agreement (the “Extension Agreement”) for Mr. Mozilo to continue in his position of Chairman of the Board and Chief Executive Officer through December 31, 2009. Following the termination of Mr. Mozilo’s employment as the Company’s Chief Executive Officer, it is expected that Mr. Mozilo will remain a director of the Company through December 31, 2011. It is anticipated that Mr. Mozilo’s existing employment agreement will be amended to reflect the terms of the Extension Agreement, with the other provisions to remain substantially the same.
     Pursuant to the terms of the Extension Agreement, Mr. Mozilo will receive a base salary during the term of the Extension Agreement at an annual rate of $1,900,000, with annual reviews of potential changes to the base salary. The Extension Agreement provides for an annual bonus opportunity with a targeted value of $4,000,000 and a maximum opportunity of 250% of target or $10,000,000. The performance metrics for the annual bonus will be return on equity and net income, with targeted performance generally set at the 50th percentile of the Company’s peer group. The maximum bonus will be attainable upon achievement of performance at the 90th percentile of such peer group. Any annual bonus amount payable in one year that would not be deductible by the Company because of limits under the Internal Revenue Code will be deferred until payment can be made in a fully deductible manner.
     Mr. Mozilo will also receive stock appreciation rights and performance-based restricted stock units having a targeted value of $10,000,000 on the date of grant. In exchange for Mr. Mozilo’s agreement to extend his term as the Company’s Chief Executive Officer, the Extension Agreement provides that Mr. Mozilo will receive a reimbursement amount of up to $10,000,000 to compensate him for the three years of foregone supplemental retirement payments pursuant to the Company’s Supplemental Executive Retirement Plan that he would have been entitled to receive had he retired at the end of 2006. This reimbursement amount will become vested 33% per year during the term of the Extension Agreement, with 50% of the value of the reimbursement amount guaranteed and the remaining 50% contingent upon the Company attaining, at minimum, a total shareholder return equal to the 50th percentile of total shareholder return performance of the S&P Financial Services Index.
     The Extension Agreement also provides that, at least six months prior to the end of the term of the Extension Agreement, the parties may extend Mr. Mozilo’s term as the Company’s Chief Executive Officer upon mutually acceptable terms and conditions.
     The foregoing description of the Extension Agreement is qualified in its entirety by reference to the Extension Agreement, a copy of which is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.
10.1	Extension Agreement reached on October 20, 2006 by and between Countrywide Financial Corporation and Angelo R. Mozilo.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTRYWIDE FINANCIAL CORPORATION
Dated: October 23, 2006	/s/ David Sambol
	Name:	David Sambol
	Title:	President and Chief Operating Officer

EXHIBIT INDEX

Exhibit
No.
10.1	Extension Agreement reached on October 20, 2006 by and between Countrywide Financial Corporation and Angelo R. Mozilo.

4